UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2015

CARBON SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

5511C Ekwill Street, Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On January 5, 2015, Carbon Sciences, Inc., a Nevada corporation (the “Company”), formed Transphene, Inc., a Nevada corporation (“Transphene”), of which the Company owns 50% of the total issued and outstanding capital stock.  The remaining 50% is owned by Dr. Kaustav Banerjee (“Banerjee”), a director and Chief Technical Officer of Transphene.  Transphene is formed to conduct the new business of the Company as described in previous reports filed by it with the Securities and Exchange Commission.  In consideration for its interest in Transphene, the Company assigned the intellectual property rights acquired by the Company from its Research Agreement with the Regents of the University of California, dated June 18, 2014, to Transphene.  The Company and Banerjee also entered into a Shareholders’ Agreement pursuant to which the Company and Banerjee agreed to (i) vote their shares to elect Mr. William E. Beifuss and Banerjee as the directors of Transphene and (ii) not sell or transfer shares until the selling shareholder first offers its shares to the other shareholder.  A copy of the Shareholders’ Agreement is attached to this Report as Exhibit 10.1.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The directors and executive officers of Transphene are as follows:

Name	Age	Title

William E. Beifuss, Jr.	70	Chairman, Chief Executive Officer, President, Chief Financial Officer, and Secretary
Kaustav Banerjee	42	Director and Chief Technology Officer

The biographical information regarding William E. Beifuss, Jr. is already included in the Company’s public reports filed by it with the Securities and Exchange Commission.  Mr. Beifuss is the Chairman and Chief Executive Officer of the Company, positions he has held since July 2012.

Kaustav Banerjee, age 42, has been the Chief Technology Officer and a director of Transphene since its inception.  Dr. Banerjee is a Professor of Electrical and Computer Engineering and Director of the Nanoelectronics Research Lab at the University of California, Santa Barbara (“UCSB”).  He has also been an Affiliated Faculty with the California NanoSystems Institute (“CNSI”) and the Institute for Energy Efficiency (“IEE”) at UCSB.  Initially trained as a physicist, he received his Ph.D. degree in electrical engineering and computer sciences (with minors in physics and materials science) from the University of California, Berkeley, in 1999, working with Professor Chenming Hu.  His research interests include nanometer scale issues in complementary metal–oxide–semiconductor (“CMOS”) very-large-scale integration (“VLSI”) as well as emerging nanoelectronics.  He is currently involved in exploring the physics, technology, and applications of low-dimensional nanomaterials for next-generation green electronics, photonics and bioelectronics.  Prior to joining UCSB, he was a research associate at the Center for Integrated Systems at Stanford University (1999-2001).  He has also held a number of summer/visiting positions at Texas Instruments in Dallas, Texas (1993-97), École Polytechnique Fédérale de Lausanne in Switzerland (2001), and the Circuit Research Laboratories, Intel Corporation, Hillsboro, Oregon (2002).  In 2011, Dr. Banerjee was honored with the Friedrich Wilhelm Bessel Research Award by Alexander von Humboldt Foundation in Germany for his outstanding contributions in nanoelectronics.

He was elected an Institute of Electrical and Electronics Engineers (“IEEE”) Fellow in 2011.  Dr. Banerjee has also served on many IEEE committees including the IEEE EDS Nanotechnology Committee (2005-2008) and the IEEE EDS VLSI Technology & Circuits Committee.  Since 2008, he has been a Distinguished Lecturer of the IEEE Electron Devices Society.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)	Exhibits
10.1 Shareholders’ Agreement of Transphene, Inc., dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.

(Registrant)

Date: January 7, 2015

/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr., Chief Executive Officer